Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 14, 2021, is made by and among Twist Bioscience Corporation, a Delaware corporation (“Parent”), and Shareholder Representative Services LLC, a Colorado limited liability company (“Securityholder Representative”), for the benefit of the Holders (as defined below).

WHEREAS, Parent, Chase Acquisition Sub, Inc., a Delaware corporation, Chase Acquisition Sub, LLC, a Delaware limited liability company, iGenomX International Genomics Corporation, a Delaware corporation (the “Company”), and the Securityholder Representative have entered into an Agreement and Plan of Merger and Reorganization, dated as of May 13, 2021 (together with all schedules and exhibits thereto, the “Merger Agreement”), pursuant to which Parent will through the Mergers acquire the Company (together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

WHEREAS, as a result of the First Merger, at the First Effective Time, all of the capital stock of the Company will be cancelled and terminated and converted into the right to receive the consideration set forth in the Merger Agreement.

WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Merger Agreement, the Company has required that Parent enter into this Agreement.

WHEREAS, in order to induce the Company to consummate the First Merger and the other Transactions, Parent is willing to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective at, and is contingent upon the consummation of, the First Effective Time.:

1.    Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following capitalized terms shall have the respective meanings below:

(a)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(b)    “Form S-3” means a registration statement on Form S-3 promulgated by the SEC under the Securities Act, as such form is in effect on the date hereof, or any successor or replacement form of registration statement promulgated by the SEC under the Securities Act from and after the date hereof, in any such case which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the SEC.

(c)     “Holder” means a Company Securityholder to whom shares of Parent Common Stock are issued in connection with the First Merger pursuant to the Merger Agreement or a transferee to whom registration rights granted under this Agreement are assigned pursuant to Section 6 hereof.

(d)    “Registrable Securities” means, (i) for each Holder, its Subject Securities, and (ii) for all Holders, the sum of the Subject Securities held by them as a group; provided, however, that the Subject Securities held by a particular Holder shall cease to be Registrable Securities (x) after the Registration Statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with the Registration

Statement and with Section 2 hereof, or (y) at such time as such Holder is eligible to sell such securities in compliance with Rule 144 promulgated by the SEC under the Securities Act without any limitation as to volume or manner of sale.

(e)    “Securities Act” means the Securities Act of 1933, as amended.

(f)    “SEC” means the United States Securities and Exchange Commission.

(g)    “Subject Securities” means for each Holder, (i) the number of shares of Parent Common Stock issuable to such Holder in the Merger at the Effective Time pursuant to the Merger Agreement (including any shares of Parent Common Stock subject to the Employee Holdback Agreements and the Restriction Agreement, but excluding any shares of Parent Common Stock issued after the date the Registration Statement is filed with the SEC) and (ii) any securities issued as (or issuable upon the conversion, exercise or exchange of any warrant, right or other security that is issued as) a dividend, stock split, combination or any reclassification, recapitalization, merger, consolidation, exchange or any other distribution or reorganization with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i) above.

2.    Registration of Offers and Sales of Registrable Securities.

(a)    No later than the tenth (10th) day following the Closing, Parent shall file with the SEC a registration statement (together with the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and material incorporated by reference in such registration statement, the “Registration Statement”) on Form S-3 covering the resale of all Registrable Securities, provided, however, that, Parent’s obligation to include the Registrable Securities of any particular Holder in the Registration Statement shall be expressly conditioned upon (i) Parent’s prior receipt of all information and materials regarding such Holder as specified in Section 7, (ii) delivery by such Holder of a joinder to this Agreement in the form of Exhibit A hereto, and (iii) the taking of all other action required to be taken by such Holder under this Agreement.

(b)    Notwithstanding Section 2(a), (A)(i) in the event that the filing deadline contemplated by Section 2(a) shall occur during a trading “blackout” period under Parent’s securities trading policies, then Parent shall not be required to file the Registration Statement contemplated by Section 2(a) until such “blackout” period is no longer applicable, (ii) Parent shall not be required to file the Registration Statement contemplated by Section 2(a) if Parent, in its reasonable good faith judgment (after consultation with counsel), has determined that the offer and sale or other disposition of Registrable Securities pursuant to the Registration Statement would require public disclosure by Parent of material nonpublic information that Parent is not otherwise obligated to disclose and (iii) Parent shall not be deemed to have breached its obligations hereunder if Parent shall fail to fulfill its obligations under Section 2(a) at a time when sales of Parent Common Stock have been suspended globally under Parent’s then effective registration statements or during times when new registration statements are not permitted to be filed under SEC rules, provided, that (x) if Parent delays the filing of the Registration Statement pursuant to this Section 2(b)(A), Parent shall file such Registration Statement as soon as reasonably practicable following the lapsing or expiration of the circumstances that led Parent to delay such filing; and (B) in the event that Parent has not received the consent of its independent registered public accounting firm or other required consents from auditors to include such firm’s audit report in the Registration Statement, then Parent shall not be required to file the Registration Statement contemplated by Section 2(a) until Parent shall have received such consents, provided, that (x) Parent has used commercially reasonable efforts to obtain such consents, and (y) Parent shall file such Registration Statement as soon as reasonably practicable following the receipt of such consent.

(c)    Parent shall use its commercially reasonable efforts to:

(i)    to the extent that the Registration Statement is not automatically effective upon filing with the SEC, cause the Registration Statement to be declared effective as promptly as reasonably practicable after the filing thereof with the SEC (and shall request acceleration of effectiveness of the Registration Statement by the SEC no later than the end of the fifth (5th) Business Day after receiving notice from the SEC that it will not review the Registration Statement or that any SEC comments have been resolved to the satisfaction of the SEC), and keep the Registration Statement continuously effective until the earlier to occur of (A) the date on which all Registrable Securities included in the Registration Statement have been sold, and (B) the six-month anniversary of the Closing Date (such earlier date, the “Registration Termination Date”);

(ii)    prepare and file with the SEC such amendments to the Registration Statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously available and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities included in the Registration Statement;

(iii)    furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold by such Holder thereunder, but only while Parent shall be required under the provisions hereof to cause the Registration Statement to remain effective;

(iv)    register or qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request and keep each such registration or qualification effective until the Registration Termination Date; provided, however, that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified or is not otherwise subject to a general consent for service of process; and

(v)    notify each Holder, promptly after it shall receive notice thereof, of the date and time the Registration Statement and each post-effective amendment thereto shall have become or been declared effective or an amendment or supplement to any prospectus forming a part of the Registration Statement shall have been filed with the SEC.

3.    Suspension of Offers and Sales of Registrable Securities under Registration Statement. At any time from and after the effective date of the Registration Statement, Parent may restrict offers and sales or other dispositions of Registrable Securities under the Registration Statement, and a Holder will not be able to offer or sell or otherwise dispose of Registrable Securities thereunder, by delivering a written notice (a “Suspension Notice”) to all Holders of Registrable Securities pursuant to Section 9 signed by an authorized representative of Parent stating that a delay in the offer and sale or other disposition of Registrable Securities is necessary because Parent, in its reasonable good faith judgment, has determined that the offer and sale or other disposition of Registrable Securities would require public disclosure by Parent of material non-public information that is not included in the Registration Statement and that the immediate disclosure of such information would be detrimental to Parent; provided, however, Parent may not suspend offers and sales or other dispositions of Registrable Securities pursuant to this Section 3 for more than ninety (90) days in the aggregate. Promptly following the cessation or discontinuance of the facts and circumstances forming the basis for any Suspension Notice, Parent shall use its commercially reasonable efforts to amend the Registration Statement and/or amend or supplement the related prospectus included therein to the extent necessary, and take all other actions reasonably necessary, to allow the offer and sale or other disposition of Registrable Securities to recommence as promptly as possible, and promptly notify all Holders of Registrable Securities in writing when such offers and sales or other dispositions of Registrable Securities under the Registration Statement may recommence. Upon receipt of a Suspension Notice, Holders shall immediately suspend their use of the Registration Statement and any prospectus included therein or forming a part thereof to offer and sell or otherwise dispose of Registrable Securities, and shall not offer or sell or otherwise dispose of Registrable Securities under the Registration Statement or any prospectus included therein or forming a part thereof until receipt of a notice from Parent pursuant to the preceding sentence that offers and sales or other dispositions of Registrable Securities may recommence. Holders shall keep the fact that Parent has delivered a Suspension Notice and any non-public information provided by Parent in connection therewith confidential, shall not disclose or reveal the Suspension Notice or any such information to any person or entity and shall not use such information for securities trading or any other purpose.

4.    Fees and Expenses. All of the out-of-pocket expenses incurred in connection with any registration of Registrable Securities pursuant to this Agreement, including all SEC fees, blue sky registration and filing fees, Nasdaq Stock Market notices and filing fees, printing fees and expenses, transfer agents’ and registrars’ fees and expenses and all reasonable fees and expenses of Parent’s outside counsel and independent accountants shall be paid by Parent. Parent shall not be responsible for any legal fees for any Holder or any selling expenses of any Holder (including any broker’s fees or commissions).

5.    Indemnification.

(a)    To the extent permitted by law, Parent shall indemnify and hold harmless each Holder, each of its directors, officers and employees, each person controlling such Holder within the meaning of Section 15 of the Securities Act, and such Holder’s legal counsel and independent accountants (each, a “Seller Indemnified Party”), with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, from and against all losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, the prospectus forming a part thereof or included therein, and any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act, the Exchange Act or state securities laws applicable to Parent in connection with any such registration, qualification or compliance, and Parent shall reimburse each Seller Indemnified Party for any legal and any other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating, preparing or defending any lawsuit, claim or action relating thereto; provided, however, that Parent shall not be required to indemnify, or otherwise be liable to, any Seller Indemnified Party to the extent that any such loss, damage, liability or expense arises out of, or is based on, (i) any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished by or on behalf of any Seller Indemnified Party to Parent specifically for use therein, or (ii) the failure of any Seller Indemnified Party to comply with its covenants and agreements hereunder.

(b)    To the extent permitted by law, if Registrable Securities held by a Holder are included in the securities as to which such registration, qualification or compliance is being effected, such Holder shall indemnify and hold harmless Parent, each of its directors, officers, employees and other agents and representatives, each person controlling Parent within the meaning of Section 15 of the Securities Act, and

Parent’s legal counsel and independent accountants, as well as each other Holder, each of such other Holder’s directors, officers, employees and other agents and representatives, each person controlling such other Holder within the meaning of Section 15 of the Securities Act, and such other Holder’s legal counsel and independent accountants (each a “Parent Indemnified Party”), from and against all losses, damages and liabilities (or actions in respect thereof) arising out of, or based on, any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, the prospectus forming a part thereof or included therein, and any amendment or supplement thereto, incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act, the Exchange Act or state securities laws applicable to such Holder in connection with any such registration, qualification or compliance, and such Holder shall reimburse each Parent Indemnified Party for any legal or any other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such lawsuit, claim or action relating thereto, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent specifically for use therein.

(c)    Each party entitled to indemnification under this Section 5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has written notice of any lawsuit, claim or action as to which indemnity may be sought hereunder, and shall permit the Indemnifying Party to assume the defense of any such lawsuit, claim or action; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, delayed or conditioned), and the Indemnified Party may participate in such defense at such party’s expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent, but only to the extent, that the Indemnifying Party’s ability to defend against such claim or litigation is materially and adversely impacted by the failure to give such notice. No Indemnifying Party, in the defense of any such lawsuit, claim or action shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such lawsuit, claim or action.

(d)    If the indemnification required by this Section 5 from the Indemnifying Party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect relative fault of the Indemnified and Indemnifying Parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Parent and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5(d).

(e)    The obligations of Parent and each Holder under this Section 5 shall survive the completion of any offering and sale or other disposition of Registrable Securities in the Registration Statement filed with the SEC pursuant to this Agreement until the expiration of any statute of limitations relating to the subject matter of this Section 5.

6.    Limitation on Assignment of Registration Rights. The rights of each Holder under this Agreement may not be assigned by a Holder to any other Person unless such a transfer is pursuant to a transfer of Registrable Securities (i) by will or intestate succession, (ii) to a trust upon death, (iii) to an Affiliate or an affiliated fund or entity of such Holder (provided that there is no change in beneficial ownership), which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company or (iv) with the prior written consent of Parent. Prior to a permitted transfer of rights under this Agreement (or, with respect to assignments contemplated by clauses (i) and (ii) of the prior sentence, within a reasonable time following such assignment), Holder must furnish Parent with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to Parent by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby. No transfer of rights under this Agreement shall be permitted if, immediately following such transfer, the offer and sale or other disposition of Registrable Securities by the transferee is not restricted under the Securities Act.

7.    Information by Holder. Any Holder of Registrable Securities to be included in the Registration Statement shall furnish to Parent such information regarding such Holder, the Registrable Securities held by such Holder and the offer and sale or other distribution proposed by such Holder as Parent may reasonably request and as shall be required in connection with any registration, qualification or compliance contemplated by this Agreement (including, for the avoidance of doubt, as may be required under applicable Laws in order to permit Parent to comply with all applicable requirements of the Securities Act and the Exchange Act in connection with the registration of all Registrable Securities of such Holder under the Securities Act). Upon any disposal of Registrable Securities under the Registration Statement by a Holder, such Holder shall deliver to Parent a notice of transfer certifying such disposition and acknowledging compliance with the prospectus delivery requirements of the Securities Act in connection therewith.

8.    Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

9.    Sales Restrictions. Notwithstanding any other provision of this Agreement, (i) the Continuing Founder and the other Continuing Employees, respectively, may not sell Registrable Securities under the Registration Statement so long as such Registrable Securities remain subject to a Founder Vesting Agreement or Employee Vesting Agreement, as applicable, and (ii) no more than twenty-five percent (25%) of the Registrable Securities may be sold under the Registration Statement during each month falling within the ninety (90)-day period immediately following the Closing.

10.    Rule 144 Holding Period. The parties hereto agree that for purposes of Rule 144, any Parent Common Stock issued to the Holders pursuant to the Merger Agreement, including the Subject Securities,

the Contingent Consideration that consists of Parent Common Stock, and the Parent Common Stock released from the Indemnity Holdback Fund shall be deemed to have been acquired by the Holders at the First Effective Time, thus starting the applicable Rule 144 holding period.

11.    Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be made and given in compliance with the provisions of Section 10.1 of the Merger Agreement and, if to a Holder, to such Holder’s address set forth opposite each such Holder’s name on the Final Spreadsheet.

12.    Amendment of this Agreement. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by Parent and the Securityholder Representative.

13.    Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without reference to such state’s principles of conflicts of law.

14.    Exclusive Jurisdiction. Each of the parties hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and any appellate court from any thereof, in any Proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such Proceeding shall be heard and determined in such Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) in the Delaware Court of Chancery, any Federal court of the United States of America sitting in the State of Delaware, or in any Delaware State court, (iii) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court and (iv) agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties agrees that service of process, summons, notice or document by registered mail addressed to it in compliance with the provisions of Section 10.1 of the Merger Agreement and, if to a Holder, to such Holder’s address set forth opposite each such Holder’s name on the Final Spreadsheet, shall, in each case, be effective service of process for any Proceeding brought in any such court.

15.    Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, EXECUTION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT OR THE TRANSACTION DOCUMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER

BETWEEN THEM RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

16.    Entire Agreement. This Agreement and the documents and instruments and other agreements specifically referred to herein, including the Merger Agreement (and the documents, instruments and other agreements contemplated thereby), or delivered pursuant hereto constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

17.    Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement and the application of such provision to other Persons or circumstances other than those which it is determined to be illegal, void or unenforceable, shall not be impaired or otherwise affected and shall remain in full force and effect to the fullest extent permitted by applicable Law. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

18.    Successors and Assigns. Subject to the provisions of Section 6, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

19.    Third-Party Beneficiaries. The holders of the Registrable Securities (and the Securityholders’ Agent on their behalf) are intended third-party beneficiaries of this Agreement and shall be entitled to enforce this Agreement against the undersigned in accordance with its terms.

20.    Specific Performance and Other Remedies.

(a)    The parties to this Agreement agree that, in the event of any breach or threatened breach by the other party or parties hereto, or any Holder of any covenant, obligation or other agreement set forth in this Agreement or any Transaction Document, as the case may be, (i) each party hereto shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it), to an order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other agreement and an injunction preventing or restraining such breach or threatened breach, and (ii) no party hereto shall be required to provide or post any bond or other security or collateral in connection with any such order or injunction or in connection with any related action or legal proceeding.

(b)    Any and all remedies herein expressly conferred herein upon a party hereto shall be deemed to be cumulative with, and not exclusive of, any other remedy conferred hereby, or by law or in equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

21.    Construction. Section 1.2(b) of the Merger Agreement is incorporated by reference herein, mutatis mutandis. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement shall be used or referred to in connection with the construction or interpretation of this Agreement.

22.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Copies of executed counterparts transmitted by electronic signature (including by means of email in .pdf format) shall be considered original executed counterparts for purposes of this Section.

23.    Termination. This Agreement shall terminate and cease to be of any force and effect upon the earliest of (i) termination of the Merger Agreement and (ii) the Registration Termination Date. For clarity, the obligations under Section 4, Section 5 and Sections 10 through this Section 21 will survive any termination of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

Parent:

Twist Bioscience Corporation

By:	Emily Leproust
Name:	Emily Leproust
Title:	Chief Executive Officer

The Securityholder Representative:

Shareholder Representative Services LLC (solely in its capacity as the Securityholder Representative)

By:	Sam Riffe
Name:	Sam Riffe
Title:	Managing Director

Signature Page to Registration Rights Agreement

EXHIBIT A

JOINDER AGREEMENT

Reference is made to (i) the Registration Rights Agreement (as amended from time to time or any successor agreement thereto, the “Registration Rights Agreement”), dated as of [●], 2021, by and among Twist Bioscience Corporation, a Delaware corporation (“Parent”), and Shareholder Representative Services LLC, a Colorado limited liability company (“Securityholder Representative”), for the benefit of the Holders (as defined therein), and (ii) the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of May 13, 2021, by and among Parent, Chase Acquisition Sub, Inc., a Delaware corporation, Chase Acquisition Sub, LLC, a Delaware limited liability company, iGenomX International Genomics Corporation, a Delaware corporation (the “Company”), and the Securityholder Representative.

Pursuant to and in accordance with Section 2(a) of the Registration Rights Agreement, the undersigned hereby acknowledges and agrees that, effective as of the Closing (as defined in the Merger Agreement), the undersigned is a Holder (as defined in the Registration Rights Agreement) and shall be bound by all the terms and conditions of the Registration Rights Agreement as though an original party thereto.

In witness whereof, the undersigned has executed this joinder agreement as of [●].

ADDITIONAL PARTNER

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Name:
Title:

Address:

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